UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 11, 2020

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	001-35922	22-3755993
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

575 N. Dairy Ashford
Energy Center II, Suite 210
Houston, Texas 77079
 (Address of principal executive offices)

(713) 221-1768
 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

PEDEVCO Corp. (the “Company”, “PEDEVCO”, “we” and “us”) published an updated Company presentation on its website at www.pedevco.com, a copy of which is furnished herewith as Exhibit 99.1 and incorporated by reference herein. In addition, the Company’s reserve report dated March 6, 2020, relating to the proved oil and gas reserves estimates and future net revenue of the Company’s oil and gas properties in Colorado and New Mexico as of December 31, 2019, as referenced in the Company’s presentation, is filed herewith as Exhibit 99.2 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
23.1*	Consent of Cawley, Gillespie & Associates, Inc.

99.1**	Company presentation dated March 11, 2020.

99.2*	Reserve Report prepared by Cawley, Gillespie & Associates, Inc.

* Filed herewith.
 ** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

Date: March 11, 2020	By:	/s/ Dr. Simon Kukes
Dr. Simon Kukes
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1*	Consent of Cawley, Gillespie & Associates, Inc.

99.1**	Company presentation dated March 11, 2020.

99.2*	Reserve Report prepared by Cawley, Gillespie & Associates, Inc.

* Filed herewith.
 ** Furnished herewith.